Exhibit 2.2

AMENDMENT NO. 1 TO ASSIGNMENT,

TRANSFER AND ASSUMPTION AGREEMENT

This AMENDMENT NO. 1 dated as of November 9, 2004 (this “Amendment”) amends that certain Assignment, Transfer and Assumption Agreement dated as of October 18, 2004 (the “Assignment Agreement”) by and between ViroPharma Incorporated (“ViroPharma”), a corporation organized and existing under the laws of the State of Delaware with offices located at 397 Eagleview Boulevard, Exton, Pennsylvania 19341 and Eli Lilly and Company (“Lilly”), a corporation organized and existing under the laws of the State of Indiana with offices located at Lilly Corporate Center, Indianapolis, Indiana 46285.

WHEREAS, ViroPharma and Lilly are all the parties to the Assignment Agreement; and

WHEREAS, pursuant to Section 14.5 of the Assignment Agreement, the parties desire to amend the Assignment Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and in the Assignment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ViroPharma and Lilly hereby agree as follows:

1. Definitions. All capitalized terms appearing in this Amendment, but not defined herein, shall have the respective meanings ascribed to them in the Assignment Agreement, as amended hereby.

2. Amendment. The Assignment Agreement is hereby amended, effective as of November 9, 2004, as follows:

a. The Assignment Agreement is amended by deleting sections 7.35(a), (b) and (c) and replacing these sections with the following:

“(a) Serious Adverse Events (including pregnancy and literature reports) with a country of occurrence being the United States will be exchanged as soon as possible, but no longer than five (5) calendar days after initial notification of an adverse event, this information will be forwarded via fax or other electronic means to the other Party.

(b) Non-serious adverse events (including pregnancy and literature reports) with a country of occurrence being the United States will be exchanged no later than 30 calendar days after initial notification of an adverse event, this information will be forwarded via fax or other electronic means to the other Party.

(c) Data related to serious and non-serious adverse events with a country of occurrence other than the United States will be exchanged as soon as reasonably possible, but no longer than seven (7) calendar days, by fax or other electronic means as available via a CIOMS-I or MedWatch format for individual case reports, or such forms as will in the future be in general use.”

b. Section 7.36 of the Assignment Agreement is amended to reflect the following updated contact information for the ViroPharma Pharmacovigilance Contacts:

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[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3. Discontinued Product NDA Correction and Further Amendment. On Schedule 1.27 of the Assignment Agreement, Lilly had inadvertently misidentified several of the Discontinued Product NDAs as “new drug applications” and not “abbreviated new drug applications”. Lilly has subsequently reviewed its files and discussed such review with ViroPharma. Schedule 1.27 of the Assignment Agreement is hereby deleted in its entirety and replaced with the Schedule 1.27 attached to this Amendment. In addition, in order to clarify its review and conclusions, Lilly makes the following representations and warranties to ViroPharma and such representations and warranties shall be added to the Assignment Agreement as a new Section 5.6(e) and a new Schedule 5.6(e), attached to this Amendment, is added to the Schedules to the Assignment Agreement:

“(e) Schedule 5.6(e) lists all of the applications that have been approved by the FDA for any oral solution or injectible form of vancomycin filed by or on behalf of Lilly. The Discontinued Product NDAs, ownership of which is being transferred to ViroPharma pursuant to Section 3.1 of this Agreement, represent all of the approved applications for vancomycin currently on file with the FDA and held by Lilly. The Discontinued Product NDAs (ANDA #s 61-667, 60-180, 62-716, 62-812 and 62-476) were originally filed by Lilly and reviewed by the FDA under the laws and regulations applicable to antibiotic drug products at the time of their submission. These applications referred to and/or relied on, as permitted by the FDA regulations at the time of application, the original approval of vancomycin hydrochloride for injection under Lilly NDA 11-520, which became effective in 1958, and the regulations which were adopted by FDA to provide for the approval of antibiotic Form 6 applications for the injectible and oral solution forms of vancomycin. NDA 11-520 is no longer in effect, due to the voluntary action of Lilly, and is unnecessary to the continuing approval of the Discontinued Product NDAs. The Discontinued Product NDAs did not refer to or rely on [***]. Under 1982 FDA regulations, all antibiotic drug products which were the subject of Antibiotic Form 6 applications, once approved, were considered approved abbreviated new drug applications (“ANDAs”). Further, under 1997 revisions to the Federal Food, Drug and Cosmetic Act, which eliminated the separate approval provisions relating to antibiotic drug products, the Antibiotic Form 6 application form was eliminated, all antibiotic monograph regulations were repealed, and each of the Discontinued Product NDAs retained their status as approved abbreviated new drug applications. Subsequent to Lilly’s discontinuation of sale of the products covered by the Discontinued Product NDAs, the applications were and continue to be listed as discontinued in FDA’s Orange Book, but they continue to remain in effect.”

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4. NDC Number. Lilly and ViroPharma acknowledge and agree that the current Vancocin Pulvules® capsule is stamped with a four digit string of numbers [***] which is the product portion of Lilly’s NDC Code for the Marketed Product. It is the intention of Lilly and ViroPharma that this four digit string of numbers be incorporated as the product portion of ViroPharma’s NDC Code for the Marketed Product. The parties agree to cooperate in order for this four digit string of numbers to be incorporated as the product portion of ViroPharma’s NDC Code for the Marketed Product.

5. Governing Law. This Amendment will be governed and construed in accordance with the laws of the State of Delaware excluding any choice of law rules that may direct the application of the law of another state.

6. Entire Agreement. The Assignment Agreement, as amended hereby, constitutes the full and entire understanding between the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. No Other Amendments. The Assignment Agreement is not hereby amended or modified except as explicitly set forth in this Amendment.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, it being understood that all parties need not sign the same counterpart and a facsimile signature shall be valid.

9. Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

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[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Assignment Agreement as of the date first above written.

ELI LILLY AND COMPANY

By:	/s/ John C. Lechleiter
Printed Name: John C. Lechleiter
Title:	Executive Vice President

VIROPHARMA INCORPORATED

By:	/s/ Michel de Rosen
Printed Name: Michel de Rosen
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 of Assignment Agreement]